                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the Commission Only
         [X] Definitive Proxy Statement                   (as permitted by Rule 14a-6(e)(2))
         [ ] Definitive Additional Materials

         [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                             SAMUELS JEWELERS, INC.
                        (Name of Registrant as Specified
                                 in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee paid:

         [ ] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount previously paid:
         (2)     Form, Schedule or Registration Statement no.:
         (3)     Filing Party:
         (4)     Date Filed:

                             SAMUELS JEWELERS, INC.
                        2914 MONTOPOLIS DRIVE, SUITE 200
                               AUSTIN, TEXAS 78741

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 5, 2001

                       ----------------------------------

TO THE STOCKHOLDERS OF SAMUELS JEWELERS, INC.:

         The 2001 Annual Meeting of Stockholders of Samuels Jewelers, Inc., a Delaware corporation (the "Company"), will be held at 141 Linden Street, Suite 4, Wellesley, Massachusetts, on Monday, November 5, 2001, at 10:00 a.m. local time, to consider and vote on the following matters:

         1. To elect a Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

         2. To ratify the appointment of independent certified public accountants for the Company for fiscal year 2002; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Company has fixed the close of business on October 1, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time. Unless so revoked, the shares of Common Stock of the Company represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted "FOR" the nominees for director named in the attached Proxy Statement and "FOR" the ratification of the appointment of the independent certified public accountants for the Company named in the Proxy Statement. The list of stockholders of the Company may be examined during ordinary business hours ten (10) days prior to the Annual Meeting at 141 Linden Street, Suite 4, Wellesley, Massachusetts.

                                           By Order of the Board of Directors

                                           /s/ Robert Herman

                                           Robert Herman
                                           Assistant Secretary
October 1, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

                             SAMUELS JEWELERS, INC.
                        2914 MONTOPOLIS DRIVE, SUITE 200
                               AUSTIN, TEXAS 78741

                                 PROXY STATEMENT

                       2001 ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 5, 2001

         This Proxy Statement is being furnished to the holders of common stock (the "Common Stock") of Samuels Jewelers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from such stockholders for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 141 Linden Street, Suite 4, Wellesley, Massachusetts, on Monday, November 5, 2001, beginning at 10:00 a.m. local time, and any adjournment or postponement thereof, for the purposes set forth in the preceding notice. A form of proxy for use at the Meeting is also enclosed. This Proxy Statement and the form of proxy is expected to be first mailed or delivered to stockholders of the Company entitled to notice of the Meeting on or about October 5, 2001.

         The Company has fixed the close of business on October 1, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date there were issued and outstanding and entitled to vote 8,052,726 shares of Common Stock, which is the Company's only class of voting securities with issued and outstanding shares as of that date. The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote thereat is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

         Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock held by such stockholder on the Record Date on all matters that properly come before the Meeting. For purposes of election of directors, each stockholder is entitled to as many votes as such stockholder would otherwise be entitled to cast multiplied by the number of directors to be elected. In such election of directors, a stockholder may cast all of the votes to which he or she is entitled for a single director, may distribute them among the number of directors or may distribute them among two or more directors as he or she desires.

         The election of directors requires a plurality of the shares of Common Stock that are voted thereon. Accordingly, the six nominees for election as directors at the Meeting who receive the greatest number of votes cast for election by the holders of record of Common Stock on the Record Date shall be the duly elected directors upon completion of the vote tabulation at the Meeting. It is the intention of the holders of proxies, unless authorization to do so is withheld, to vote "FOR" the election of the Board nominees named in this Proxy Statement. The holders of proxies may not vote such proxies for a greater number of persons than six. However, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of such nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If prior to the Meeting any such nominee should become unavailable for election, an event which is not now anticipated by the Board, the proxies will be voted for the election of such person or persons as shall be determined by the holders of proxies in accordance with their judgment.

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for approval of all other items being submitted to the stockholders for their consideration.

         Abstentions and broker non-votes will not be counted as votes cast for the election of directors. Abstentions will be considered present for calculating the vote on all other items being submitted to stockholders while broker non-votes will not be considered present for the purpose of calculating those votes. Therefore, provided that a quorum exists at the Meeting, abstentions and broker non-votes will have no effect on the election of directors and broker non-votes also will have no effect for votes on all other items being submitted to stockholders, but abstentions will have the effect of a negative vote for votes on those other items.

         Votes will be tabulated by Wells Fargo Bank Minnesota, N.A., the transfer agent and registrar for the Common Stock, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares voted for each nominee or other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld and the number of shares held of record by broker-dealers and present at the Meeting but not voting.

         Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Assistant Secretary of the Company at the address above of written notice of revocation; (b) receipt by the Assistant Secretary of the Company at the address above of a duly executed proxy bearing a later date; or (c) appearing at the Meeting and voting in person. Attendance in person at the Meeting does not itself revoke an otherwise valid proxy; however, any stockholder who attends the Meeting may orally revoke his proxy at the Meeting and vote in person.

         All properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" the election of the Board's nominees as directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as the independent certified public accountants for the Company for fiscal year 2002. In addition, the proxy holders will vote in their sole discretion upon such other business as may properly come before the Meeting.

         The information provided in this Proxy Statement is generally for the Company. On October 2, 1998, the Company's predecessor-in-interest, Barry's Jewelers, Inc. ("Predecessor Company"), successfully emerged from bankruptcy proceedings, and, through a merger, the Predecessor Company was reincorporated in Delaware as the Company immediately thereafter. The Company provides information herein as it relates to the Predecessor Company under its obligations to do so as set forth in the Securities and Exchange Act of 1934, as amended.

         The date of this Proxy Statement is October 1, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the best knowledge of the Company, the following table sets forth information, as of September 30, 2001, as to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company (based upon Schedule 13D and 13G filings by such persons with the Securities and Exchange Commission (the "Commission") for beneficial ownership at such date) to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, (iii) each of the officers named in the Summary Compensation Table under the caption "Executive Compensation" and (iv) all executive officers and directors of the Company as a group. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the person or entity identified or described and is not within the direct knowledge of the Company. Except as otherwise noted, to the best knowledge of the Company, all persons and entities listed below have sole voting, investment and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                                NUMBER OF SHARES           PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED        OF Class( 1)
-------------------------------------                                          ------------------        ------------
Randy N. McCullough* ..................................................           311,000(2)                   3.8
Chad C. Haggar* .......................................................            57,494(3)                    **
Paul Hart*  ...........................................................            61,875(3)                    **
David B. Barr* ........................................................            92,650(4)                    **
David J. Breazzano* ...................................................         3,902,829(5)(6)               48.4
David H. Eisenberg* ...................................................            13,750(5)                    **
Wendy T. Landon* ......................................................             5,000(5)                    **
Jerry Winston* ........................................................            10,750(5)                    **
DDJ Capital Management, LLC(8) ........................................         3,894,079                     48.4
     141 Linden Street, Suite S-4
     Wellesley, Massachusetts 02482
Massachusetts Financial Services Company(9) ...........................           653,157                      8.1
     500 Boylston Street
     Boston, Massachusetts 02116
Stephen Feinberg(10) ..................................................           815,813                     10.1
     Park Avenue, 28th Floor
     New York, New York 10022
E. Peter Healey(11) ...................................................           263,800                      3.3
     107 Golf Crest Cove
     Lakeway, Texas 78734
Bill R. Edgel .........................................................            25,000                       **
    10200 Banks Court
    Austin, Texas 78739
All executive officers and directors as a group (9 persons) ...........         4,386,848                     53.7

----------
* Address is c/o Samuels Jewelers, Inc., 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

** Less than one percent.

(1) Percentage of Common Stock beneficially owned is calculated based upon a denominator of 8,052,726 shares of Common Stock, except where beneficial ownership includes the right to acquire Common Stock through the exercise of options or warrants within 60 days of the date of this Proxy Statement. In such instances, the number of shares subject to exercise by the beneficial owner is added to the denominator in calculating the percentage ownership of only the beneficial owner who possesses the right to exercise under the options or warrants.

(2) Includes the right to acquire beneficial ownership of 47,500 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement.

(3) Includes the right to acquire beneficial ownership of 11,875 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement.

(4) Includes the right to acquire beneficial ownership of 83,750 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement.

(5) Includes the right to acquire beneficial ownership of 8,750 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement.

(6) With respect to 3,894,079 of such shares of Common Stock, Mr. Breazzano shares voting and dispositive power as a member of DDJ Capital Management, LLC and therefore may be deemed to beneficially own all of such shares (see note (8) below), but he disclaims such beneficial ownership.

(7) Comprised of the right to acquire beneficial ownership of 5,000 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement.

(8) DDJ Capital Management, LLC may be deemed to beneficially own all of such shares through four funds controlled by it, including 3,235,150 shares owned by B III Capital Partners, L.P. (or approximately 40.2% of the Company's issued and outstanding Common Stock) and 571,429 shares owned by B III-A Capital Partners, L.P. (or approximately 7.1% of the Company's issued and outstanding Common Stock).

(9) Massachusetts Financial Services Company has beneficial ownership of all of such shares in connection with its relationship with Paine Webber High Income Fund.

(10)     Stephen Feinberg may be deemed to beneficially own the following:
         158,555 shares through the fund Cerberus Partners, L.P.; 267,710 shares through the fund Cerberus International, Ltd.; 24,510 shares through the fund Ultra Cerberus, Ltd.; 346,275 aggregate shares through additional private investment funds; and 18,763 warrants to purchase shares through the additional private investment funds. The warrants are exercisable through the payment of an exercise price, revised annually on the date after the October 2 anniversary of the Company's Warrant Agreement, which established such warrant rights.

(11) Comprised of the right to acquire beneficial ownership of 22,500 shares of Common Stock through options that are exercisable or that will become exercisable within 60 days of the date of this Proxy Statement. Mr. Healey's employment with the Company terminated during fiscal year 2001, and, as of the date hereof, no compensation arrangement has been entered into with respect to his termination of employment.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, the officers and directors of the Company and certain stockholders beneficially owning more than ten percent of the Company's Common Stock ("Ten Percent Stockholders") are required to file with the Commission and the Company reports of ownership, and changes in ownership, of Company Common Stock.

         The Company is aware that Randy McCullough, Chad Haggar, and Paul Hart have not made required Form 4 and Form 5 filings. Mr. McCullough failed to file Form 4's with respect to the purchase of 285 shares of stock at $.70 per share on May 24, 2001 and 5,000 shares of stock at $.80 per share on May 25, 2001. Mr. Haggar failed to file Form 4's with respect to the purchase of 200 shares of stock at $1.75 per share on February 9, 2001. Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no additional Form 5 filings were required, the Company believes that all other such Section 16(a) filing requirements were timely satisfied.

                       PROPOSAL 1. ELECTION OF DIRECTORS

         The Company's directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. The nominees for election as directors are persons currently serving on the Board and information with respect to such directors is set forth below.

BOARD'S NOMINEES

         The nominees for director are David B. Barr, David J. Breazzano, David
H. Eisenberg, Wendy T. Landon, Randy N. McCullough and Jerry Winston. Under the Company's By-Laws, Mr. Barr is also an executive officer of the Company because he serves as the Chairman of the Board. Nevertheless, the Company considers Mr. Barr to be a non-employee director for compensation and other general corporate purposes. Mr. McCullough is the only other nominee and member of the Board who is also an executive officer of the Company.

         Further information concerning the nominees for election as directors at the Meeting, including their business experience during the past five years, appears below.


                                                       YEAR JOINED
                NAME                      AGE            COMPANY          POSITION(S) HELD
                ----                      ---          -----------        ----------------
David B. Barr                             38               1998           Chairman of the Board
David J. Breazzano                        45               1998           Director
David H. Eisenberg                        65               1998           Director
Wendy T. Landon                           36               1999           Director
Randy N. McCullough                       49               1998           Director
Jerry Winston                             77               1998           Director


         David B. Barr has been a director of the Company since September 22, 1998 and became Chairman of the Board on November 6, 2000. Mr. Barr has been Chief Executive Officer and a Member of PMTD Restaurants, LLC since September 1998. He served in the offices of Chief Executive Officer, President, Vice President of Finance and Treasurer of Great-American Cookie Company, Inc. ("GACC") from May 1996 to September 1998. Mr. Barr was Executive Vice President of Operations, Chief Financial Officer and Treasurer of GACC from July 1995 to May 1996. Prior to that, Mr. Barr served as Chief Financial Officer, Vice President of Finance and Treasurer of GACC from May 1994.

         David J. Breazzano has been a director of the Company since September 22, 1998. Mr. Breazzano co-founded DDJ Capital Management, LLC in March 1996 and has been a member since such time. From October 1990 to February 1996, Mr. Breazzano was Vice President of and Portfolio Manager for Fidelity Management & Research Company. Mr. Breazzano currently serves as a director of Key Energy Services, Inc. and Waste Systems International, Inc.

         David H. Eisenberg, has been a director of the Company since September 22, 1998. Mr. Eisenberg has been the Chief Executive Officer of MJ Designs since July 2001. Prior to that Mr. Eisenberg was Chief Executive Officer of Eisenberg & Associates, Inc. in Dallas, Texas beginning February 2000. From November 1998 to February 2000, Mr. Eisenberg served as Co-Chairman and Chief Executive Officer of Let's Talk Cellular & Wireless, a publicly traded retail chain of 260 stores based in Miami, Florida. Mr. Eisenberg served as Chairman, President and Chief Executive Officer of Chief Auto Parts Inc., a retail auto parts chain of 550 stores headquartered in Dallas, Texas, from

November 1992 to September 1998. Mr. Eisenberg is on the board of directors of PowerSports, Inc., Let's Talk Cellular and Wireless, Earl Scheib, Inc., and several charitable organizations.

         Wendy T. Landon has been a director of the Company since August 23, 1999. Ms. Landon has been a Vice President of DDJ Capital Management, LLC since 1997. From 1992 through 1997, Ms. Landon worked at Fidelity Investments as a high yield analyst focusing on the media, telecommunications and retailing sectors. Before joining Fidelity, Ms. Landon worked as a Senior Financial Analyst with responsibilities for private placements with Oppenheimer and Company, Inc.

         Randy N. McCullough has been a director of the Company since September 22, 1998. Mr. McCullough has been the Company's President and Chief Executive Officer since its inception on August 20, 1998, and previously served in that capacity for the Predecessor Company since March 31, 1998. Mr. McCullough served as the Predecessor Company's Executive Vice President and Chief Operating Officer from January to March 1998. Mr. McCullough joined the Predecessor Company in April 1997 and was its Senior Vice President-Merchandise from April 1997 to March 1998. Prior to joining the Predecessor Company, Mr. McCullough served as President of Silverman's Factory Jewelers from 1991 to March 1997. Prior to that time, Mr. McCullough was a senior manager with a leading national retail jewelry chain for over 18 years.

         Jerry Winston has been a director of the Company since September 22, 1998. Prior to retirement in 1997, Mr. Winston was President of Jerry Winston Enterprises, Ltd., a wholesale diamond business, since 1990. Prior to 1990, Mr. Winston served as Executive Vice President of Harry Winston, Inc. for over 30 years with responsibility for directing the wholesale diamond division of one of the world's largest diamond distributors.

DIRECTOR COMPENSATION

         Employees of the Company receive no extra pay for serving as directors. The Company pays each of its non-employee directors an annual retainer fee of $15,000, plus, for attendance at meeting of the Board or committee meetings, an additional $500 per meeting. Directors are also reimbursed for the reasonable expenses incurred in connection with attending meetings of the Board and its committees.

         By and at the discretion of the Board, non-employee directors periodically may also be granted options to purchase Common Stock under the Company's 1998 Stock Option Plan for Non-employee Directors (the "Non-employee Directors Plan"). The Company is authorized to issue 250,000 shares of Common Stock under the Non-Employee Directors Plan. Each non-employee director elected to the Company's initial Board was granted under the Non-employee Directors Plan, subject to the stockholder approval of the Non-employee Directors Plan, which approval was received at the Annual Meeting of Stockholders held on November 3, 1998, an option to purchase 5,000 shares of Common Stock upon their election as director. Additionally, on November 4, 1999, each non-employee director was granted an option to purchase 10,000 shares of Common Stock. These options in the aggregate represented the right to purchase 70,000 shares of Common Stock and 180,000 shares remained authorized for issuance under the Non-employee Directors Plan as of the end of Fiscal 2001. All such options granted under the Non-employee Directors Plan have an exercise price equal to the market price of the Common Stock on the date of each grant.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE
NOMINEES.

                        BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS

         During Fiscal 2001, the Board held nine meetings, including five special meetings and three regular meetings. Further information concerning the Board's standing committees appears below.

AUDIT COMMITTEE

         The Audit Committee, consisting of David H. Eisenberg, Wendy T. Landon and Jerry Winston, assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's system of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

         The Audit Committee held two meetings during the last fiscal year. The Board of Directors has adopted a charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement.

         Both David H. Eisenberg and Jerry Winston are "independent director", as such term is defined under Rule 4200(a)(14) of the National Association of Securities Dealers' ("NASD") listing standards, members of the Audit Committee, but Wendy T. Landon is not an "independent director" member of the Audit Committee because she is an employee of DDJ Capital Management, LLC, an affiliate of the Company. The Board of Directors appointed Ms. Landon to the Audit Committee under a limited exception to the NASD requirement that all members of the Audit Committee be independent directors. The Board of Directors appointed Ms. Landon to the Audit Committee as a non independent director due to the fact that no other members of the Board of Directors other than Messrs. Eisenberg and Winston may be considered independent and because (i) neither of Messrs. Barr and McCullough could be appointed to the Audit Committee under such exception since they are employees of the Company and (ii) the choice of Mr. Breazzano, as a stockholder that may be considered to control the voting and dispositive power with respect to the shares of common stock beneficially owned by the Company's affiliate, DDJ Capital Management, LLC, was generally considered by the Board of Directors to be subject to the argument that a "less" independent director was chosen. The Board of Directors also determined that Ms. Landon's membership on the Audit Committee is required by the best interests of the corporation and its stockholders because of her sophistication in financial matters and her ability to understand and review the financial reporting process.

         The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPENSATION COMMITTEE

         The Compensation Committee of the Board was created at the September 22, 1998 Board meeting and consists of David J. Breazzano, David B. Barr and Jerry Winston. David B. Barr was elected to replace David H. Eisenberg on the committee on November 6, 2000. The functions of the Compensation Committee are, among other things, to make recommendations to the Board concerning compensation plans and salaries of the Company's officers and other key personnel and to administer the

Company's stock option, incentive stock, employee stock purchase and bonus plans. During fiscal year 2001, the Compensation Committee met once.

NOMINATING COMMITTEE

         The Company has no nominating committee or other committee of the Board performing similar functions.

                               EXECUTIVE OFFICERS

         The Company's executive officers are elected by the Board to hold office until their respective successor is elected and qualified or until their earlier resignation or removal. Information with respect to the Company's current executive officers is set forth below.

                                            YEAR JOINED
            NAME                 AGE          COMPANY       POSITION(S) HELD
            ----                 ---        -----------     ----------------
David B. Barr                     38           1998         Chairman of the Board
Randy N. McCullough               49           1998         President and Chief Executive Officer
Chad C. Haggar                    37           1998         Senior Vice President--Operations
Paul W. Hart                      43           1998         Senior Vice President--Information Systems
Robert J. Herman                  40           1998         Vice President, Finance and Assistant Secretary


         Biographical information for Messrs. Barr and McCullough can be found under "Proposal 1. Election of Directors-- Board's Nominees."

         Chad C. Haggar has been the Company's Senior Vice President - Operations since October 2, 1998, and previously served as Vice President - Operations for the Predecessor Company since February 1997. Prior to joining the Predecessor Company, Mr. Haggar served as Director of Stores of Fred Meyer, Inc. from 1996 to 1997. From before 1987 to 1996, Mr. Haggar served as Regional Manager of Merksamer Jewelers, Inc. Prior to 1987, Mr. Haggar served in various management positions, with leading jewelry chains, for over six years.

         Paul W. Hart has been the Company's Senior Vice President - Information Systems since October 2, 1998, and previously served as Vice President-Management Information Systems for the Predecessor Company since August 1997. Prior to joining the Predecessor Company, Mr. Hart served as Vice President - Management Information Systems of MS Financial, Inc. From 1974 to 1995, Mr. Hart was employed by Zale Corporation, serving as Director of Credit Systems from 1994 to 1995, and as its Manager of Business Systems Planning and Support from 1988 to 1994.

         Robert J. Herman has been the Company's Vice President, Finance and Assistant Secretary since November 7, 2000. Mr. Herman previously served as Vice President, Controller for the Predecessor Company beginning February 2, 1998. Prior to joining Barry's, Mr. Herman served as the Controller for Datamark, Inc. from 1997 to 1998. From 1994 to 1997, Mr. Herman served as the Controller for Silverman's Factory Jewelers. From 1987 to 1994, Mr. Herman was employed by Sunbelt Nursery Group, Inc., serving as its Controller from 1991 to 1994.

EXECUTIVE COMPENSATION

         The following table sets forth the cash and non-cash compensation during each of the Company's last three fiscal years to the Company's (i) Chief Executive Officer (ii) three most highly compensated executive officers other than the CEO who were serving as executive officers at the end of fiscal year 2001 and (iii) former Executive Vice President and Chief Financial Officer, who served until October 30, 2001, and former Senior Vice President - Marketing who served until December 5, 2001 (collectively, the "Named Executive Officers") for service in all capacities with the Company.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                           ANNUAL COMPENSATION               COMPENSATION
                                      ------------------------------    -----------------------
                                                                                AWARDS
                                                                        -----------------------
                                                                                     SECURITIES
                                                            OTHER                      UNDER-
                                                            ANNUAL       RESTRICTED     LYING
                                                            COMPEN-        STOCK       OPTIONS/    ALL OTHER
                                      SALARY     BONUS     SATION(2)    Award(s)(3)      SARS    COMPENSATION(4)
NAME AND PRINCIPAL POSITION   YEAR(1)  ($)        ($)         ($)           ($)           (#)         ($)
Randy N. McCullough            2001   337,723   108,333     161,000            --           --         450
President and Chief            2000   373,123   108,333     161,000            --       20,000       1,638
Executive Officer              1999   309,929   211,458      80,500       666,667       50,000       1,825

David B. Barr                  2001   213,549        --          --            --      100,000         151
Chairman of the Board          2000    15,750        --          --            --       10,000          --
                               1999        --        --          --            --        5,000          --

Chad C. Haggar                 2001   170,000    28,333      30,429        28,906           --         270
Senior Vice President--        2000   180,839    39,128      15,013        27,344        5,000         310
Operations                     1999   178,355    66,250       5,031        41,667       12,500         330

Paul W. Hart                   2001   151,224    25,083      30,429        28,906           --         298
Senior Vice President--        2000   151,397    43,837      15,013        27,344        5,000         353
Management Information         1999   136,750    42,500       5,031        41,667       12,500         314
Systems

E. Peter Healey                2001   147,245        --      60,375            --           --         381
Former Executive Vice          2000   381,982   100,000     120,750            --       15,000       1,638
President and Chief            1999   291,306   203,125      60,375       500,000       37,500       2,222
Financial Officer

Bill R. Edgel                  2001    91,884        --       9,981        28,906           --         135
Former Senior Vice             2000   171,571    43,480      15,013        27,344        5,000         254
President--Marketing           1999   145,712    45,000       5,031        41,667       12,500         260

----------
(1) "2001" represents the Company's 52-week fiscal year ended June 2, 2001. "2000" represents the Company's 53-week fiscal year ended June 3, 2000. "1999" represents the Company's initial fiscal year ended May 29, 1999 and includes information relating to the Predecessor Company with respect to the period between the end of its fiscal year 1998 and October 2, 1998. Amounts shown in the rows for 1999 compensation reflect amounts paid by both the Company and the Predecessor Company for Fiscal 1999.

(2) Includes bonuses paid by the Company to compensate for the taxes incurred as part of the grants of equity in the Company to the Named Executive Officers pursuant to their respective employment agreements. Under the terms of the employment agreements, the Company agreed to loan funds to approximate such taxes and also to make bonus payments, provided generally the Named Executive Officer remains employed by the Company on the due date, equal to the amounts of principal (but not interest thereon) due under the promissory notes executed as part of the loans. The repayment terms for the loans call for quarterly payments over three years for each of the Named Executive Officers. Excludes perquisites, other personal benefits, securities and property, which, in the aggregate, did not exceed in any year shown the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual for such year.

(3) The restricted stock awards were made to the Named Executive Officers upon the reorganization of and merger with the Predecessor Company and were made in lieu of confirmation bonuses provided for in their employment contracts with the Predecessor Company. The Named Executive Officers possess all of the restricted stock holdings of the Company. As of the end of Fiscal 2001, the aggregate restricted stock holdings of the Company were 250,000 shares of Common Stock and the aggregate value of such holdings was $175,000 based on a valuation of $0.70 per share, which is the price at which the Company's Common Stock was trading at the close of business on June 1, 2001. The awards of each Named Executive Officer vest in 25% increments on the date of such grant and the three successive anniversaries thereof. Dividends will be paid on these restricted stock holdings to the extent the Company pays any dividends with respect to its Common Stock.

(4) Includes the dollar value of payments by the Company with respect to group term life insurance and life insurance premium reimbursements for the benefit of each of the respective Named Executive Officers.

EMPLOYMENT AGREEMENTS

         After Messrs. Healey and Edgel left employment with the Company, the Board of Directors asked David B. Barr, Chairman of the Board for the Company, to take an active and substantial role in the management of the Company. Pursuant to his acceptance of such role, Mr. Barr and the Company entered into an arrangement on January 18, 2001, that provides for compensation in the amount of $28,571 per month. The arrangement also provided for the granting of 100,000 options for common stock with a strike price of $1.75 per share. Upon the signing of the agreement, 50,000 of the options vested. The remaining options vest 25,000 after six months and 25,000 after twelve months. The arrangement can be terminated by either party upon thirty days notice.

         Upon the reorganization of and merger with the Predecessor Company, the Company entered into employment agreements with each of Messrs. McCullough, Healey, Edgel, Haggar, and Hart. Messrs. Healey and Edgel no longer are employed by the Company. The Company has provided notice to each of Messrs. McCullough, Haggar and Hart that it will not renew the employment agreements when they expire in accordance with their terms. Each of the employment agreements is scheduled to expire on October 3, 2001. Set forth in the following table are some of the terms and conditions of each of the employment agreements. The text following the table summarizes the employment agreements' provisions in the event of the termination of or resignation by the respective executive officer or of a change in control of the Company.

                                                            MAXIMUM ANNUAL
                                                              CASH BONUS              GRANT OF
                                       ANNUAL BASE       (AS A PERCENTAGE OF         RESTRICTED       SHARES UNDERLYING STOCK
            EXECUTIVE                     SALARY         ANNUAL BASE SALARY)          STOCK (1)              OPTIONS
Randy N. McCullough..........            $325,000                100%               100,000 shares        75,000 shares

Chad C. Haggar...............            $150,000                 50%                25,000 shares        18,750 shares

Paul Hart....................            $135,000                 50%                25,000 shares        18,750 shares

E. Peter Healey (2)..........            $300,000                100%                75,000 shares        56,250 shaRES

Bill R. Edgel (3)............                  --                 --                     --                   --

----------
(1) Shares granted on October 2, 1998 upon effectiveness of the reorganization of and merger with the Predecessor Company.

(2) Mr. Healey's employment with the Company terminated during fiscal year 2001 and, as of the date hereof, no compensation or payment arrangement has been entered into with respect to his termination of employment.

(3)  Mr. Edgel's employment with the Company terminated during fiscal year 2001.

         Under all of these employment agreements, if such executive officer's employment is terminated due to the respective executive officer's death or disability, such executive officer is entitled to receive (i) accrued annual base salary and benefits, (ii) his full annual cash bonus and (iii) an amount equal to 18 months of his base salary. If the employment of Mr. McCullough is terminated by the Company without cause or by the respective executive officer with good reason, he is entitled to receive (i) accrued annual base salary and benefits, (ii) an amount equal to three times the respective executive officer's annual base salary multiplied by a fraction, the numerator of which is (A) 36 minus (B) the number of months the respective executive officer has been in the Company's employ since October 2, 1998, but in no event shall it be less than 18; and the denominator of which is 36; provided, however, that in the event of a change of control, the numerator shall be 36. If the employment of Messrs. Haggar and Hart is terminated by the Company without cause or by the respective executive officer with good reason, the respective executive officer is entitled to receive (i) accrued annual base salary and benefits, (ii) an amount equal to two times the respective executive officer's annual base salary multiplied by a fraction, the numerator of which is (A) 36 minus (B) the number of months the respective executive officer has been in the Company's employ since October 2, 1998, but in no event shall it be less than 18; and the denominator of which is 36; provided, however, that in the event of a change of control, the numerator shall be 36. If the executive officer's employment is terminated by the Company for cause or by the executive officer without good reason, such executive officer is entitled to receive accrued annual base salary and benefits and his prorated annual cash bonus.

OPTIONS GRANTED

         The following table contains information with respect to stock options granted to the Named Executive Officers in Fiscal 2001.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                    NUMBER OF                                               VALUE AT ASSUMED ANNUAL
                                    SECURITIES                                                RATES OF STOCK PRICE
                                      UNDER-      % OF TOTAL                                    APPRECIATION FOR
                                      LYING        OPTIONS                                         OPTION TERM
                                     OPTIONS      GRANTED TO    EXERCISE                   -------------------------
                                     GRANTED     EMPLOYEES IN     PRICE      EXPIRATION
NAME                                  (#)(1)     FISCAL YEAR    ($/SH)(2)       DATE       5% ($)(3)      10% ($)(3)
----                                ----------   ------------   ---------    ----------    ---------      ----------
David B. Barr                          100,000           61.8       1.750       1/24/09      110,057         278,905


----------
(1) The Company has not granted any stock appreciation rights. These options become exercisable in installments of 50% at the time of issuance and 25% on the successive six month anniversaries of the date of grant.

(2) The exercise price of the options is equal to the fair market value on the date of grant.

(3) These columns show the gains Mr. Barr could realize if the Company's stock appreciates at a 5% or 10% rate. These growth rates are arbitrary assumptions specified by the Commission, not the Company's predictions.




STOCK OPTION EXERCISES AND JUNE 2, 2001, STOCK OPTION VALUE TABLE

         The following table shows information concerning stock options the Named Executive Officers exercised during Fiscal 2001, and unexercised options they held as of June 2, 2001.

                     AGGREGATED FISCAL 2001 OPTION EXERCISES
                           AND YEAR-END OPTION VALUES

                                                               Number of Securities            Value of Unexercised
                                                              Underlying Unexercised         In-the-Money Options at
                                  Shares         Value    Options at Fiscal Year-End (#)      Fiscal Year-End ($)(1)
                                Acquired on    Realized   -------------------------------   --------------------------
Name                           Exercise (#)       ($)     Exercisable       Unexercisable   Exercisable  Unexercisable
----                           ------------    --------   -----------       -------------   -----------  -------------
Randy N. McCullough .........       --            --         30,000            40,000            0             0
David B. Barr ...............       --            --         55,000            60,000            0             0
Chad C. Haggar ..............       --            --          7,500            10,000            0             0
Paul W. Hart ................       --            --          7,500            10,000            0             0
E. Peter Healey (2) .........       --            --         22,500            30,000            0             0
Bill R. Edgel ...............       --            --             --                --           --            --

---------

(1) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company's Common Stock at fiscal year end, multiplied by the number of shares underlying the in-the-money options. The closing price of the Company's stock on Friday, June 1, 2001, was $0.70.

(2) Mr. Healey's employment with the Company terminated during fiscal year 2001, and, as of the date hereof, no compensation arrangement has been entered into with respect to his termination of employment.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of three directors, David B. Barr, David J. Breazzano, and Jerry Winston. Under the Company's By-laws, Mr. Barr is an officer of the Company because he serves as the Chairman of the Board. Mr. Barr served as Chairman of the Board for the Company during Fiscal 2001. Messrs. Breazzano and Winston were not officers or employees of the Company during Fiscal 2001 or prior thereto.

         Mr. Breazzano, indirectly as part of his sharing of voting and dispositive power with regard to DDJ Capital Management, LLC, participated, through two investment funds controlled by such entity, in a purchase of Common Stock pursuant to the Company's private offering of 2,095,240 shares of such Common Stock. See "Certain Relationships and Related Transactions--Private Placement of Common Stock". Mr. Breazzano can be considered to have an indirect material interest in the lendings made by funds controlled by DDJ Capital Management, LLC to the Company. See "Certain Relationships and Related Transactions - Financings".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The terms of the compensation for the Company's executive officers had previously been determined as part of the reorganization of and merger with the Predecessor Company. In its single meeting during Fiscal 2001, the Compensation Committee reviewed those arrangements for the compensation of the executive officers and determined they were appropriate. Therefore, the following text sets forth the Compensation Committee's general statement as to its policies in determining executive officer compensation.

         COMPENSATION PHILOSOPHY

         The Compensation Committee of the Board is responsible for developing and implementing the Company's executive compensation policies. The Compensation Committee's philosophy of executive compensation is to enhance the profitability of the Company, and thus stockholder value, by closely aligning the financial interests of the executive officers with those of the stockholders.

         IMPLEMENTATION OF PHILOSOPHY

         Generally, the Compensation Committee seeks to realize this objective by the use of short term incentives in the form of salary and cash bonuses, and long term incentives in the form of stock option and restricted stock grants. Salaries initially are set based on the executive officer's experience and competitive conditions. Thereafter, salaries may be adjusted based on various factors, including the executive's performance. In setting and making adjustments to salaries, the Compensation Committee also considers salaries paid to similarly situated executive officers in comparable companies.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In reviewing Mr. McCullough's annual salary and incentive compensation, the Compensation Committee considered numerous factors, including Mr. McCullough's extensive experience in the jewelry industry, his prior success in turning around troubled companies and the market rate for presidents and chief executive officers with knowledge and experience commensurate to that of Mr. McCullough. Based on these factors, and after negotiations between the Compensation Committee and Mr. McCullough, the Compensation Committee established Mr. McCullough's compensation terms.

                           THE COMPENSATION COMMITTEE

                                  David B. Barr
                               David J. Breazzano
                                  Jerry Winston



REPORT OF THE AUDIT COMMITTEE

         The following is the report of the Company's Audit Committee with respect to the Company's audited financial statements for the fiscal year ended June 2, 2001.

REVIEW WITH MANAGEMENT

         The Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS

         The Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

         The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence.

CONCLUSION

         Based on the review and discussions referred to above, the Committee recommended to the Company's board of directors that its audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 2, 2001 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

David H. Eisenberg
Wendy T. Landon
Jerry Winston

The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Common Stock Performance Graph

         The following graph sets forth the cumulative total stockholder return on the Company's Common Stock over the period since the stock has been traded and during which the Common Stock has been registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended, (assuming a $100 investment in the Common Stock at the beginning of such period and the reinvestment of all dividends). Such period begins on November 17, 1998 (the first day the Company's Common Stock was traded on Nasdaq's OTC Bulletin Board) and ends on June 1, 2001 (the last trading day of Fiscal 2001). Also presented are the cumulative total stockholder returns for the same period (assuming a $100 investment in each at the beginning of the period and the reinvestment of all dividends) of the Standard & Poor's Small Cap Index and the Standard & Poor's Consumer (Discretionary) - Small Cap Index.


                              [PERFORMANCE GRAPH]

                                                         Nov 17, 1998    May 28, 1999    June 2, 2000    June 1, 2001
                                                         ------------    ------------    ------------    ------------
                     Samuels                                   100.00          103.23          129.03           18.06
                     S&P Small Cap 600 Index                   100.00          108.31          129.37          139.88
                     Consumer (Discretionary) - Small          100.00          112.19           98.72          115.72
                     Cap



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Private Placement of Common Stock

         In July 2000, the Company completed the sale of 2,795,940 shares of Common Stock to several purchasers pursuant to a private offering by the Company. The following table sets forth the executive officers and security holders owning, of record or beneficially, more than five percent of the Company's Common Stock who participated, directly or indirectly, in purchasing under the private offering and whose amount purchased, directly or indirectly, exceeded $60,000. Where applicable, the following table also notes how much of the purchase price for such shares was paid in the form of a promissory note to the Company, which such notes are generally described following the table.

                                         PRIVATE PLACEMENT PARTICIPATION
-------------------------------------------------------------------------------------------------------
           Executive Officer or                Shares      Price Per          Total         Amount Paid
              Security Holder                Purchased       Share         Participation      By Note
  -----------------------------------       -----------    ---------       -------------    -----------
  Randy N. McCullough                           150,000      $ 5.25        $     787,500    $   669,375
  E. Peter Healey                               150,000      $ 5.25        $     787,500    $   669,375
  Chad C. Haggar                                 20,000      $ 5.25        $     105,000    $    94,500
  Paul W. Hart                                   25,000      $ 5.25        $     131,250    $   118,125
  DDJ Capital Management, LLC(1)              2,095,240      $ 5.25        $  11,000,010             --
  David J. Breazzano(2)                       2,095,240      $ 5.25        $  11,000,010             --

----------

         (1) DDJ Capital Management, LLC may be deemed to have purchased such shares through the purchase by two funds controlled by it, B III Capital Partners, L.P., which purchased 1,523,811 shares of Common Stock, and B III-A Capital Partners, L.P., which purchased 571,429 shares of Common Stock.

         (2) May be deemed to have indirectly participated in the purchase by the funds controlled by DDJ Capital Management, LLC because he shares voting power and dispositive power with regard to such entity.

         As part of Messrs. McCullough's, Healey's, Haggar's and Hart's purchases of Common Stock pursuant to the private offering, the Company permitted each of them to purchase Common Stock for a combination of cash and a promissory note for up to ninety percent of each officer's respective total purchase price of the Common Stock. The notes generally require payment in full by the seventh anniversary of the date of the respective loans, but require mandatory annual prepayments of principal and accrued interest in varying amounts. The notes generally are one hundred percent recourse as to accrued interest and up to thirty-three percent recourse as to principal. The notes accrue interest at a rate per annum equal to the federal mid-term rate of interest published by the U.S. Treasury. The notes require a mandatory annual prepayment of the principal and accrued interest on the respective note in an amount equal to the lesser of 25% of the pre-tax amount of any cash bonus paid by the Company to the respective officer and the sum of accrued and unpaid interest owing on the respective note plus the unpaid principal amount outstanding on the note. Each officer may elect for one year in the seven-year period to omit the inclusion of the unpaid principal amount outstanding on the note under the foregoing calculation.

           The notes permit the suspension of the payment of the applicable prepayment amounts as long as an officer has made sufficient deferrals of amounts from the officer's base salary and any bonuses under the Company's Deferred Compensation Plan to equal the prepayment amounts that are being suspended. The Deferred Compensation Plan provides for the withholding of a percentage of an eligible employee's base salary and any bonus for a period not to exceed the seven-year anniversary of the date of the first deferral under the plan. The Company shall credit the amounts deferred under the Deferred Compensation Plan to a book entry account of the Company for each participant in the plan and such amounts shall accrue interest at a rate equal to the prime rate of interest in effect from time to time.

         The notes shall become due and payable within thirty days following a termination of employment of Mr. McCullough, Mr. Healey, Mr. Haggar or Mr. Hart, respectively, for any reason other than without cause or other than due to death or disability. The notes shall become due and payable within six months following termination by the Company without cause or due to death or disability, unless Mr. McCullough, Mr. Healey, Mr. Haggar or Mr. Hart, as applicable, pledges sufficient collateral to secure repayment. As of September 28, 2001, the full principal amount of each note is outstanding. Although Mr. Healey's employment with the Company terminated in Fiscal 2001, no arrangement has been reached as to the payment to be made on the promissory note he gave for the purchase of such stock.

         As part of the purchases pursuant to the private offering, the Company agreed to register such Common Stock under the Securities Act of 1933, as amended, for resale pursuant to a shelf registration statement.


         Messrs. McCullough and Healey Employment Agreements

         Under employment agreements entered into by the Company with executive officers Randy N. McCullough and E. Peter Healey, the Company agreed to provide Messrs. McCullough and Healey with a signing bonus in the form of equity grants that vest in 25% increments on the date of such grant and the three successive anniversaries thereof. In addition to the grants, the Company agreed to lend Messrs. McCullough and Healey, in varying amounts, sums to compensate for the taxes incurred as a result of the grants. Messrs. McCullough's and Healey's largest aggregate amount of indebtedness to the Company for such loans were $483,000 and $362,250, respectively. Under their respective employment agreements, Messrs. McCullough and Healey are obligated to repay their respective principal and interest on the loans quarterly for three years, with interest to accrue at the lowest statutory interest rate necessary for tax purposes. The Company holds twelve promissory notes for each of Messrs. McCullough and Healey to secure the repayment. The Company also agreed in the respective employment agreement with Messrs. McCullough and Healey to pay each a bonus equal to the amounts of principal (but not interest) due under the aforementioned promissory notes on the dates Messrs. McCullough and Healey are obligated to make their respective quarterly payments, provided generally that they remain employed on such date. On October 30, 2000, Messr. Healey's employment with the Company terminated. No arrangement has been reached as to the payment to be made on the promissory note related to the taxes on the stock grants. In the event Messr. McCullough voluntarily terminates his employment or is terminated by the Company for cause, his respective unpaid portion will be accelerated and all of the promissory notes related thereto will become due and payable within ninety days of the date of termination. In the event, Messr. McCullough is terminated by the Company for other reasons, his respective signing bonus grant will immediately vest and the Company will be obligated to pay to him a one time lump sum bonus equal to the principal amount of any remaining outstanding promissory notes related to the respective grant to him. As of September 29, 2001, the amount outstanding on Messrs. McCullough's and Healey's related indebtedness to the Company was $40,250 and $150,938, respectively. The interest rate on the indebtedness of both Messrs. McCullough and Healey is 4.4%.

         Financings

         As a result of its cash losses and in order to meet its liquidity needs, the Company entered into a loan agreement and junior security agreement on April 30, 2001, with lenders represented by DDJ Capital Management, LLC acting as their agent, in order to address the Company's liquidity needs. The agreement provides up to $15 million for working capital needs based on percentages of eligible inventory and the level of borrowings outstanding under the revolving line of credit and also includes the lending of $14.3 million arising out of the purchase of a portion of the Company's accounts payable. Interest is payable monthly. The interest rate on borrowings under this agreement is 20% per annum through October 31, 2001 and then increases by .25% per month until the expiration of the agreement in June 2002. Upon the occurrence and during the continuance of any event of default, interest shall accrue at a per annum rate that is 2% above the otherwise applicable rate. Under terms of the junior security agreement, the Company granted a security interest in and to substantially all owned or thereafter acquired assets, both tangible and intangible, as collateral for amounts borrowed under the loan agreement. The security provided by the Company is subordinated to the secured liens the Company provides to the lenders under its revolving credit facility per the terms of the junior security agreement and a separate intercreditor and subordination agreement that was entered into by and between the lenders of the revolving credit facility and the lenders of the new loan agreement.

         As of June 2, 2001 the Company had direct borrowings of $22.8 million outstanding under the loan agreement with the lenders represented by DDJ Capital Management, LLC (beneficial owner of approximately 48.4% of the Company's outstanding Common Stock) as their agent with an interest rate of 20.0%. At June 2, 2001 the Company had additional credit available under the line of approximately $6.5 million.

         On October 1, 2001, the Company entered into a $20.0 million financing agreement with lenders represented by DDJ Capital Management, LLC acting as their agent (the "Lenders"). The Lenders are committed to make revolving advances to the Company in amounts determined based on percentages of eligible inventory. The annual rate of interest will be 12.0% per annum. Interest charges are payable monthly. Upon the occurrence and during the continuation of any event of default under the financing agreement, all obligations will bear interest at a per annum rate equal to three percentage points above the otherwise applicable interest rate. As collateral for any and all obligations to the lenders under the financing agreement, the Company granted a first priority perfected security interest in and to substantially all of its owned or thereafter acquired assets, both tangible and intangible. The financing agreement contains covenants which include: meeting a minimum level of tangible net worth, meeting a minimum amount of earnings before interest, taxes, depreciation and amortization ("EBITDA"), and not exceeding a defined level of capital expenditures. The financing agreement also prohibits the payment of dividends. The financing agreement terminates on January 31, 2003.

         As of October 1, 2001, the Company had direct borrowings of $15.2 million outstanding under the senior revolving line of credit. As of October 1, 2001 the Company had additional credit available under the line of approximately $3.6 million.

         David Breazzano, as a director of the Company who may be deemed to beneficially own all of DDJ Capital Management, LLC's shares of Common Stock because he shares voting and dispositive power with respect to DDJ Capital Management, LLC, may also be deemed to have an indirect material interest in the financing agreement because of such relationship.

        PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

         Upon the recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP, as the independent certified public accountants of the Company for fiscal year 2002. Deloitte & Touche LLP has no investment in the Company and it served as the Company's independent certified public accountants for Fiscal 2001 and Fiscal 2000. It is intended that the appointment of Deloitte & Touche LLP be submitted to the stockholders for ratification at the Meeting. If the appointment is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board will consider whether to appoint other independent certified public accountants.

         The Company does not expect that a representative of Deloitte & Touche LLP will be present at the Meeting.

Audit Fees

         The following table sets forth the aggregate fees billed to the Company for the fiscal year ended June 2, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP:

                                Audit Fees                     $188,869
                                All Other Fees                 $118,008

         The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant's independence.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2002.

                                  OTHER MATTERS

         The Company does not know of any other business to be presented at the Meeting and does not intend to bring any other matters before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

                              SOLICITATION EXPENSES

         This solicitation of proxies is being made by the Board of the Company, and the cost of the solicitation will be borne by the Company. The principal solicitation of proxies is being made by mail, except that, if necessary, directors, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record, and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such shares.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in the Proxy Statement to be issued in connection with the Company's next annual meeting of stockholders must be received by the Company no later than June 3, 2001 and the proposals must meet certain eligibility requirements under the rules of the Commission. Proposals must be addressed to the attention of the Corporate Secretary, Samuels Jewelers, Inc., 2914 Montopolis Drive, Suite 200, Austin, Texas 78741.

         Stockholder proposals, including nominations of one or more persons for election as directors, submitted outside of the Commission's procedures for including such proposals in the Company's Proxy Statement must be mailed or delivered in a notice to the attention of the Corporate Secretary at the address above and must be received by the Company no later than August 7, 2001. The notice must comply in all respects with the requirements therefor set forth in the Company's By-Laws. If such notice is received after such respective date, the Company's proxy for the 2002 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for the 2002 Annual Meeting of Stockholders.

                                        By Order of the Board of Directors
                                        /s/ Robert J. Herman

                                        Robert J. Herman
                                        Assistant Secretary

                                                                      APPENDIX A
AUDIT COMMITTEE CHARTER

ORGANIZATION

         This charter governs the operations of the Audit Committee of the Board of Directors of Samuels Jewelers, Inc. (the "Company"). The Audit Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Audit Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom is independent of management and the Company except for that limited circumstance in which three directors of the Board of Directors may not be determined to be independent, in which such case, the Audit Committee shall be comprised of at least three directors, two of which must be independent of management and the other member of which may not be an employee of the Company. Members of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Audit Committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Audit Committee and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board of Directions. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between it, the independent auditors and the management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

         The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

         The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company's stockholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent' auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors' independence.

Annually, the Audit Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors, subject to stockholders' approval.

         The Audit Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

         The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K or the annual report to stockholders if distributed prior to the filing of Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

PROXY                        SAMUELS JEWELERS, INC.
              2914 Montopolis Drive, Suite 200, Austin, Texas 78741

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned stockholder of SAMUELS JEWELERS, INC., a Delaware corporation (the "Company"), hereby appoints Randy N. McCullough and Dwayne A. Cooper and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 141 Linden Street, Suite 4, Wellesley, Massachusetts, at 10:00 a.m. local time, November 5, 2001, and all adjournments and postponements thereof with authority to vote said stock on the matters set forth below.

                  The Board of Directors recommends a vote FOR Items 1 and 2.

1. ELECTION OF DIRECTORS. David B. Barr, David J. Breazzano, David H. Eisenberg, Wendy T. Landon, Randy N. McCullough and Jerry Winston.

         [ ] FOR all nominees listed above, except that a vote shall be withheld from the following nominee(s) (insert names, if any)
                                                                            .
                  ----------------------------------------------------------

         [ ]      WITHHOLD AUTHORITY to vote for all nominees.

         This proxy also grants to the proxyholders the discretionary power to vote the shares of Common Stock represented cumulatively for one or more of the above nominees other than those (if any) for whom authority to vote is withheld above.

2.       RATIFICATION OF APPOINTMENT OF CERTIFIED PUBLIC ACCOUNTANTS.

         [ ]     FOR             [ ]     AGAINST           [ ]     ABSTAIN

3. In their discretion, the proxyholders will vote upon such other business as may be properly brought before the meeting and each adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                    Dated:                , 2001
                                          ----------------

                                    (Signature)

                                    (Signature)

                                    Please sign your name exactly as it appears on the left. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of the appointment unless previously furnished to the Company or its transfer agent. All joint owners should sign.

PLEASE MARK, DATE, SIGN AND RETURN USING THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED.